UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Belo Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2010

Dear Fellow Shareholder:

I am pleased to invite you to attend our 2010 annual meeting of shareholders, which will be held on Tuesday, May 11, 2010, in The Belo Building at 400 South Record Street, Dallas, Texas. The meeting will be held on the third floor in the auditorium. A map is included for your use.

At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with Belo’s 2009 annual report. The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting.

Participants in the Belo Savings Plan and other employee savings plans will once again receive a Notice of Internet Availability with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The notice provides information on how these shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. We believe that this approach allows us to provide these shareholders with the information they need to vote their shares while reducing delivery costs and the impact to the environment.

For those shareholders with access to the Internet, I encourage you to vote your shares on-line. Detailed instructions on how to vote over the Internet or by telephone are set forth on the proxy card. We encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet, by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Beginning this year, the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares for the election of directors and other non-routine matters if they have not received instructions from their clients. Whether or not you attend the annual meeting, it is important that your shares be represented at the meeting. I encourage you to vote your shares as soon as possible by returning your proxy card (or voting instruction card) or by voting using the Internet or telephone voting procedures outlined in the enclosed materials or in the Notice of Internet Availability of Proxy Materials. If you are unable to attend the annual meeting in person, you may listen to the meeting by on-line Webcast. Please see the notice on the next page for more information.

I hope to see you on May 11th.

Sincerely,

Dunia A. Shive
President and Chief Executive Officer

Belo Corp.  P. O. Box 655237 Dallas, Texas 75265-5237 Tel. 214.977.6606 Fax 214.977.6603
www.belo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4841

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2010

To Belo Shareholders:

Please join us for the 2010 annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”). The meeting will be held in The Belo Building at 400 South Record Street, Dallas, Texas, on Tuesday, May 11, 2010, at 11:00 a.m., Dallas, Texas time. The meeting will be held on the third floor in the auditorium. The annual meeting of shareholders will be simultaneously Webcast on Belo’s Web site (www.belo.com). Following the conclusion of the meeting, a replay of the Webcast will be archived on Belo’s Web site through May 25, 2010.

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of four Class III directors;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	Consideration of a shareholder proposal relating to repeal of Belo’s classified Board of Directors, if presented at the meeting; and

4.	Attention to any other matters that may properly come before the meeting.

All record holders of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 17, 2010 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

Again this year, we will furnish proxy materials on the Internet to Belo shareholders who are participants and hold Belo shares in the Belo Savings Plan or the separate A. H. Belo Savings Plan. These shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will reduce our printing and mailing costs and any environmental impact.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; and a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders and a voting instruction card, free of charge.

By Order of the Board of Directors

GUY H. KERR
Secretary

March 26, 2010

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 11, 2010

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”) to be held on Tuesday, May 11, 2010, beginning at 11:00 a.m., Dallas, Texas time, in The Belo Building at 400 South Record Street, Dallas, Texas, and any postponement or adjournment of the meeting. The meeting will be held on the third floor in the auditorium.

For those shareholders receiving a Notice of Internet Availability of Proxy Materials (the “Notice”), the Notice will be distributed to those shareholders on or about March 26, 2010. Paper copies of this proxy statement and related proxy card will be distributed to all other shareholders beginning on or about March 31, 2010.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of four directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, consideration of a shareholder proposal relating to repeal of Belo’s classified Board of Directors, and attention to any other matters properly brought before the meeting. Management will report on Belo’s performance in 2009 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned Belo shares at the close of business on March 17, 2010, the record date, or their duly appointed proxies, are entitled to vote at the meeting. If you owned Belo shares at the close of business on March 17, 2010, you are entitled to vote all of the shares that you held on that date at the meeting, or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 91,305,751 shares of Series A common stock and 11,634,014 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Can I vote the shares of A. H. Belo Corporation (“A. H. Belo”) I received in the spin-off?

No, shares of A. H. Belo are not eligible for voting at this meeting. A. H. Belo is a separate public company and will hold a separate annual meeting of shareholders. Only shares of Belo Corp. are eligible to vote at Belo’s May 11, 2010 meeting.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by a proxy card. If you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote.

Shares held in your Belo Savings Plan account or in your A. H. Belo Savings Plan account may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice of Internet Availability of Proxy Materials. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. (For more information, please refer to the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.)

It is important that you follow the instructions on each proxy card or the Notice and vote the shares represented by each card or the Notice separately.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet to participants in the Belo Savings Plan and the separate A. H. Belo Savings Plan. Accordingly, a Notice of Internet Availability of Proxy Materials was sent to these shareholders. These shareholders will have the ability to access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. The Notice also has instructions on how to provide voting instructions to the plan trustee via the Internet.

In addition, all shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 47 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact.

How do I vote by proxy?

If you vote by proxy, you may vote online via the Internet, by telephone, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified.

If your shares are registered in your name and you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, AGAINST the shareholder proposal relating to repeal of Belo’s classified Board, and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you hold your shares through a broker, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is a “routine matter” on which brokers will be permitted to vote. With respect to all other matters, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” The Company believes that the election of directors and the shareholder proposal relating to the repeal of Belo’s classified board are not “routine matters” and brokers will not be permitted to vote any uninstructed shares on the election of directors or on the shareholder proposal.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy card or the Notice and have the proxy card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received and votes cast using the Internet or telephone must be cast by the date and time noted on the card or the Notice.

If your shares are held indirectly, your broker or nominee may not offer voting using the Internet or telephone. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

If you participate in either the Belo Savings Plan or the A. H. Belo Savings Plan and had full shares credited to your account as of the record date, please refer to the information set forth in the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

How do I vote in person?

For shares registered in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 17, 2010. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the Belo Savings Plan or the A. H. Belo Savings Plan must be submitted by May 9, 2010, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. For shares registered in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the corporate Secretary of Belo Corp. at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of Belo Corp. common stock credited to your account as of the record date, you received a Notice of Internet Availability of Proxy Materials in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 9, 2010. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 9, 2010, the trustee will vote your shares in the same proportion as the shares in your particular Savings Plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 9, 2010, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo’s classified Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

▶  Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Previously, if you did not provide instructions as to how to vote your shares held in broker or nominee name, your broker was permitted to vote them on your behalf in uncontested director elections. Beginning this year, brokers cannot vote on your behalf for the election of directors without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2010 annual meeting of shareholders are incumbent directors.

▶  Ratification of appointment of independent registered public accounting firm  — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2010. With respect to shares held in broker or nominee name, your broker continues to have discretion to vote any uninstructed shares on this matter.

▶  Consideration of shareholder proposal — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the shareholder proposal that Belo’s Board of Directors take the necessary steps to repeal its classified Board. With respect to shares held in broker or nominee name, your broker will not have discretion to vote uninstructed shares on the shareholder proposal. The proposal, if approved by the shareholders, would not eliminate the classified Board by itself. Instead, the proposal would be an advisory recommendation to the Board.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., Inc. to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., Inc. a fee of $7,000 plus its related costs and expenses. We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

BELO CORP. STOCK OWNERSHIP

The following tables set forth information as of March 17, 2010, about the beneficial ownership of Belo Corp. common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table in this proxy statement, all current directors and named executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Belo Series A or Series B common stock. At the close of business on March 17, 2010, there were 91,305,751 Series A shares, 11,634,014 Series B shares, and 102,939,765 combined Series A and Series B shares, issued and outstanding.

Under the rules of the Securities and Exchange Commission (the “SEC”), the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (to and including May 16, 2010) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and executive officers as a group, representing 14.9% of the outstanding shares of Series A and Series B common stock, have combined voting power of 57.7%.

Belo Corp. Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 17, 2010(1) (2) (3) (4)
					Combined
	Series A		Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent
Dunia A. Shive*+	91,061	**	555,000	4.6%	646,061	**
Dennis A. Williamson +	82,733	**	335,500	2.8%	418,233	**
Guy H. Kerr +	93,838	**	427,000	3.5%	520,838	**
Peter L. Diaz +	22,327	**	164,400	1.4%	186,727	**
Henry P. Becton, Jr.*	13,755	**	81,284	**	95,039	**
Judith L. Craven, M.D., M.P.H.*◆	7,161	**	74,379	**	81,540	**
Robert W. Decherd*	692,877	**	6,523,391	49.2%	7,216,268	6.9%
Dealey D. Herndon*◆	143,361	**	2,745,627	23.4%	2,888,988	2.8%
James M. Moroney III*	467,840	**	3,024,674	25.0%	3,492,514	3.4%
Wayne R. Sanders*◆	73,361	**	53,924	**	127,285	**
M. Anne Szostak*	33,361	**	44,125	**	77,486	**
McHenry T. Tichenor, Jr.*◆	20,426	**	0	**	20,426	**
Lloyd D. Ward*	73,361	**	83,739	**	157,100	**
All directors and named executive officers as a group (13 persons)	1,815,462	2.0%	14,113,043	90.2%	15,928,505	14.9%

*	Director
◆	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 7.4%; Jim Moroney, 3.7%; Dealey Herndon, 3.1%; and all directors and executive officers as a group, 15.1%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (RSU) awards listed in footnote (3) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting or dispositive power with respect to such shares.

Dunia Shive — 20,824 Series A shares owned by Dunia and her husband as to which she shares voting and dispositive power.

Dennis Williamson — 61,101 shares Series A shares owned by Dennis and his wife as to which he shares voting and dispositive power.

Guy Kerr — 75,074 Series A shares owned by Guy and his wife as to which he shares voting and dispositive power.

Henry Becton — 8,168 Series A shares held by a limited liability company of which Henry is a partial owner and 3,226 Series A shares held in a trust for which Henry serves as trustee.

Robert Decherd — 13,980 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Dealey Herndon — 20,000 Series A shares held by a charitable foundation she established and for which she serves as a director; Dealey disclaims beneficial ownership of these shares. Dealey’s holdings also include 100,000 Series A shares owned by her and her husband as to which she shares voting and dispositive power.

Jim Moroney — 336,645 Series A shares held by Moroney Family Belo, LLC, a limited liability company for which Jim serves as manager, 2,454,977 Series B shares held by Moroney Preservation, Limited, a family limited partnership of which Jim is a limited partner and the sole shareholder of the general partner, and 52,100 Series B shares held in a family trust as to which he has sole voting authority, as well as 480 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power. Jim’s holdings also include 29,800 Series A shares held by a family charitable foundation for which Jim serves as trustee; Jim disclaims beneficial ownership of these shares.

Wayne Sanders — 50,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

Mac Tichenor — 10,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

(2)	Robert Decherd’s holdings include 1,345,562 Belo Series B shares owned by him and which are subject to a pledge. Jim Moroney’s holdings include 51,995 Series A shares that are held by the Moroney Family Belo, LLC and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the Belo Savings Plan (or, with respect to Robert Decherd and Jim Moroney, in the A. H. Belo Savings Plan) at March 17, 2010, (b) shares that could be purchased by exercise of options exercisable on March 17, 2010 or within 60 days thereafter (to and including May 16, 2010) under Belo’s equity compensation plans, and (c) shares that could be received upon the vesting and payment of RSU awards to and including May 16, 2010 (60 days after the record date), as follows:

					Net Shares Issuable
					Upon Vesting &
	Shares Held in		Exercisable		Payment of RSU
	Belo Savings Plan(*)		Stock Options		Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Dunia A. Shive	3,632	—	—	555,000	—	—
Dennis A. Williamson	2,490	—	—	335,500	—	—
Guy H. Kerr	1,720	—	—	427,000	—	—
Peter L. Diaz	—	—	—	164,400	—	—
Henry P. Becton, Jr.	—	—	—	81,284	1,038	—
Judith L. Craven, M.D., M.P.H	—	—	—	74,379	1,038	—
Robert W. Decherd	5,468	—	—	1,632,925	21,338	—
Dealey D. Herndon	—	—	—	74,379	22,038	—
James M. Moroney III	4,909	—	—	488,969	21,338	—
Wayne R. Sanders	—	—	—	53,924	22,038	—
M. Anne Szostak	—	—	—	44,125	22,038	—
McHenry T. Tichenor, Jr.	—	—	—	—	10,426	—
Lloyd D. Ward	—	—	—	83,739	22,038	—
All directors and named executive officers as a group (13 persons)	18,219	0	0	4,015,624	143,330	0

*	Shares are held in the A. H. Belo Savings Plan with respect to Robert Decherd and Jim Moroney.

(4)	Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or receive upon the vesting and payment of RSU awards as indicated in footnote (3) to the table.

Belo Corp. Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2009 (1) (2)
(except as noted in footnotes below)
					Combined
	Series A		Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent

FMR, L.L.C.; Fidelity Management & Research Group, Inc.; and
Edward C. Johnson III (3)	5,771,993	6.3%	—	**	5,771,993	5.6%
82 Devonshire Street Boston, MA 02109

John L. (Jack) Sander (4) 10751 E. Cottontail Scottsdale, AZ 85255	30,220	**	762,000	6.1%	792,220	**

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in their report on Form 13G for the calendar year ended December 31, 2009, as filed with the SEC on February 16, 2010, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, Co., Inc. has sole voting authority and shares investment and dispositive power with respect to all of these shares. FMR LLC, through its control of Fidelity, and Mr. Johnson each has sole dispositive power with respect to all of these shares.

(4)	John L. (Jack) Sander is a former Vice Chairman of the Company. As of December 31, 2009, his holdings included 762,000 Series B shares that could be purchased by the exercise of stock options issued to him under Belo’s stock plans. If his Series A shares total included shares into which his Series B shares held are convertible, he would be deemed to be the beneficial owner of less than 1% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2009; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
Number of
Securities
Remaining
	(a)		(b)		Available for
	Number of		Weighted-		Future
	Securities		Average		Issuance
	to be Issued		Exercise		Under Equity
	Upon Exercise		Price of		Compensation
	of Outstanding		Outstanding		Plans (excluding
	Options,		Options,		securities
	Warrants		Warrants and		reflected in
	and Rights(1)		Rights(2)		column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	1,894,851	10,638,633	—	$16.69	5,417,083
Equity Compensation Plans Not Approved by Shareholders (4)	—	—	—	—	—
Total	1,894,851	10,638,633	—	$16.69	5,417,083

(1)	Shares of Series A common stock are potentially issuable under outstanding restricted stock unit grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	Restricted stock units are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(4)	All of Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2009 were timely filed.

PROPOSAL ONE: ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors comprises five to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating candidates for election to the Board. The Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons. In evaluating director candidates, the Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Committee also may take into account any specific financial, technical, or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. (For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee” on page 22 of this proxy statement.)

Based on a review of the background and experiences of the directors, we believe that each of our directors, including those proposed for election to the Board at the 2010 annual meeting, possesses the professional and personal qualifications necessary for service on the Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member. In addition, we note that several of our directors reside in local Belo markets which, together with the length of service to the Company, has provided them with significant exposure to both our business and the communities in which we operate.

Nominees for Belo Directors

The following candidates are nominated by the Board and each is an incumbent director. The independence of each director is addressed under “Corporate Governance — Director Independence” on page 21. Class III directors will be eligible to serve a three-year term until the 2013 annual meeting.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance); Mr. Decherd, Mr. Moroney, Mrs. Herndon, and Ms. Shive do not serve on any standing committee of Belo’s Board of Directors.

Class III Directors (Current terms expire at Belo’s 2010 annual meeting)

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 64

Judy Craven currently serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., three Sun America Mutual Fund companies, and two Variable Annuity Life Insurance Company of America mutual fund companies. Judy was a member of the board of regents of The University of Texas System from March 2001 through November 2007 and, from July 1992 until her retirement in October 1998, Judy served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center.

Judy’s broad leadership experience, her knowledge of board practices of other public companies, and her extensive experience in education and community affairs, coupled with her length of service on our Board and knowledge of our business and industry, strengthen the collective qualifications, skills, and experience of the Belo Board.

Dealey D. Herndon	Director since May 1986
Age 63

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. Dealey served as a member of the Brackenridge Tract Task Force for the University of Texas System and was a member of the University of Texas at Austin Development Board through 2008. Dealey has served as a director of A. H. Belo Corporation since 2007 and is a trustee emeritus of the National Trust for Historic Preservation.

In addition to her knowledge of the Company, its business and the media industry gained through her Belo Board service, Dealey’s leadership and project management skills in overseeing major construction and restoration projects, insight and experience gained through the development and management of her own business, and her significant experience serving as a director of public and private companies and non-profit organizations (including audit committee experience), strengthen the Board’s collective qualifications, skills, and experience.

Wayne R. Sanders	Director since May 2003
Age 62	Audit Committee Chairman

Wayne Sanders has been the non-executive chairman of Dr Pepper Snapple Group, Inc. since May 2008. Wayne is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He has served as a director of Texas Instruments Incorporated since 1997. Wayne serves as national trustee and as a Governor of the Boys and Girls Clubs of America.

Wayne has significant experience and knowledge in the leadership of large organizations, accounting, finance, capital markets, risk management, operations and marketing, as well as significant public company board experience (including audit committee chairmanship and compensation committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

McHenry T. Tichenor, Jr.	Director since August 2009
Age 54

McHenry Tichenor is a private investor and Executive Director of WWWW Foundation, Inc. (Quad W), a 501(c)(3) foundation established in 2007 in memory of his son to support innovative ideas in higher education and sarcoma research. From September 2003 until January 2005, Mac served as Executive Vice President and as President/Radio Division of Univision Communications, Inc., a leading Spanish-language media company in the United States. He served as Chairman, President, and Chief Executive Officer of Hispanic Broadcasting Corporation, one of the largest Spanish-language radio broadcasting companies in the United States, from 1997 until 2003 when it merged with Univision. Prior to that, from 1981 until 1997, he served as President of Tichenor Media System, a family-owned company. Mac served on Univision’s board of directors from September 2003 until 2007 and as a director of HFF, Inc. (a provider of commercial real estate and capital markets services) from February 2007 until May 2009. He is a member of The University of Texas at Austin McCombs School of Business Advisory Council, a member of the World Presidents’ Organization, a member of the MD Anderson Cancer Center Board of Visitors, is active on various boards of the University of Texas at Austin, and recently joined the board of NGM Biopharmaceuticals, Inc.

Mac’s extensive experience in and knowledge of the media industry, Spanish-language media, other public company board practices (including audit committee and nominating and corporate governance committee experience), accounting, finance and capital markets, serve to strengthen the Board’s collective qualifications, skills, and experience.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class I Directors (Terms expire at Belo’s 2011 annual meeting)

Robert W. Decherd	Director since March 1976
Age 58	Non-Executive Chairman of the Board

Robert Decherd served as Belo’s Chairman and Chief Executive Officer from January 1987 through February 8, 2008, when he assumed the role of non-executive Chairman. Robert has been chairman, president and Chief Executive Officer of A. H. Belo since December 2007. Robert served as president of Belo from January 1985 through December 1986 and again from January 1994 through February 2007. From January 1984 through December 1986, he served as Chief Operating Officer. Robert has been a member of the board of directors of Kimberly-Clark Corporation since 1996, and served as that company’s lead director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics, and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, Robert served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative.

As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry as well as related regulatory agencies and practices and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills, and experience.

Dunia A. Shive	Director since February 2008
Age 49

Dunia Shive has served as president and Chief Executive Officer of Belo since February 2008. She was president and Chief Operating Officer from November 2007 to February 2008 and served as an executive vice president from December 2000 through January 2006. Since joining Belo in May 1993, Dunia has held several senior positions with the Company, including president/Media Operations from February 2006 through November 2007, executive vice president/Media Operations from January 2004 through December 2004, Chief Financial Officer from December 2000 through December 2003, and senior vice president/Chief Financial Officer from July 1998 until December 2000. Dunia serves as a member of the National Association of Broadcasters Television Board of Directors, the Television Operators Caucus, the Maximum Service Television Board of Directors and the Associated Press Board of Directors.

As a result of these and other professional experiences, Dunia has particular knowledge and experience in the media industry and in accounting, finance, capital markets, strategic planning and risk management that strengthen the Board’s collective qualifications, skills, and experience.

M. Anne Szostak	Director since October 2004
Age 59	Compensation Committee Chair

Since June 2004, Anne Szostak has been president and chief executive officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resources issues. From February 1998 until her retirement in June 2004, Anne served as executive vice president of FleetBoston Financial, a diversified financial services company (now Bank of America.) She served as director of Human Resources and Diversity of Fleet from February 1998 until June 2004 and served as chairman and chief executive officer of Fleet Bank-Rhode Island from 2001 to 2003. During her 31-year career with Fleet, she held several executive positions. Anne has served as a director of Tupperware Brands Corporation since 2000, Spherion Corporation since 2005, and Dr Pepper Snapple Group, Inc. since 2008. She served as a director of Choicepoint Corporation from 2005 to 2008. Anne is a Governor and Chairman Emeritus of the Boys and Girls Clubs of America. Anne is also a member of the boards of directors of The Rhode Island Foundation and Women & Infants Hospital.

Anne has extensive knowledge and experience in banking and finance, human resources and development, risk management, organizational leadership and design, and board practices of other public companies (including lead director, compensation committee chairmanship and audit committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

Class II Directors (Terms expire at Belo’s 2012 annual meeting)

Henry P. Becton, Jr.	Director since May 1997
Age 66	Nominating and Corporate Governance Committee Chairman Lead Director

Henry Becton served as president of WGBH Educational Foundation, a public broadcasting organization, from 1984 until October 2007, when he was named vice chairman. He served as WGBH’s general manager from 1978 until 1999. He has served as a director of Becton Dickinson and Company since 1987 and has served as its lead director since 2008. Since 1990, Henry has been a trustee or director of 47 DWS Fund investment companies or trusts advised by Deutsche Bank. Henry served as a director of The Providence Journal Company from 1992 to 1997. Henry is a trustee and former chairman of the Association of Public Television Stations and is a member of the boards of directors of the PBS Foundation, Public Radio International, and Public Radio Exchange.

Henry’s extensive media industry experience, his current and past roles as a chairman and director of many media industry organizations, his accounting and finance knowledge, and his public company board, business and financial experience (including lead director, audit committee chairmanship and financial expert, compensation committee and governance committee experience) all serve to strengthen the Board’s collective qualifications, skills, and experience.

James M. Moroney III	Director since February 2008
Age 53

Jim Moroney has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Previously, Jim held several executive positions with Belo, including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, executive vice president of Belo from July 1998 through December 1999, with responsibilities for finance, treasury, and investor relations, and president/Television Group from January 1997 through June 1998, with responsibility for the operations of all of Belo’s television stations. Jim presently serves on the boards of the Newspaper Association of America, American Press Institute, The Dallas Foundation, Cistercian Preparatory School in Dallas and the State Fair of Texas.

Jim’s extensive knowledge and experience in the media industry, finance, technology, and his broad leadership and business experience gained through his service as a member of private and non-profit boards all serve to strengthen the Board’s collective qualifications, skills, and experience.

Lloyd D. Ward	Director since July 2001
Age 61

Lloyd Ward has been chairman of BodyBlocks Nutrition Systems, Inc., a manufacturer of snack food and beverages, since April 2003. Since January 2010, he has also served as chairman and chief executive officer of CleanTech Solutions Worldwide, LLC, an environmental recycling venture, and, since September 2006, he has served as chief executive officer and general manager of Yuanzhen Org Dairy Co. Ltd., an Inner Mongolia Sino-American Joint Venture producing organic milk in China. Lloyd was chief executive officer and secretary general of the United States Olympic Committee from October 2001 until March 2003, and was chairman and chief executive officer of iMotors from January 2001 until May 2001. He was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer from 1998 to August 1999, and executive vice president from 1996 to 1998.

As a result of these and other professional experiences, Lloyd has significant knowledge of and experience in leading both large public and private organizations, marketing/branded consumer products, finance, and capital markets that strengthen the Board’s collective qualifications, skills, and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Belo’s independent auditors for the fiscal year ended December 31, 2009. The Audit Committee has appointed Ernst & Young LLP to serve in such capacity for 2010, and as a matter of good corporate governance has determined to submit the appointment of Ernst & Young LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 and the reviews of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2009 and December 31, 2008:

	2009		2008

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$727,000	(1)	$897,750

Audit-Related Fees (consists of audits of employee benefit plans and consultations on financial accounting and reporting, and an annual subscription to EYOnline)	$223,495		$254,868	(2)

Tax Fees (consists of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$90,500		$284,410

All Other Fees	$—		$—

(1)	A total of $152,000 of this amount is attributable to services related to Form 8-K and Form S-3 filings with the SEC.

(2)	A total of $110,000 of this amount is attributable to services related to the spin-off of A. H. Belo.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR Proposal Two for the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm.

PROPOSAL THREE: CONSIDERATION OF A SHAREHOLDER PROPOSAL RELATING TO
REPEAL OF BELO’S CLASSIFIED BOARD

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, Room 736, New York, New York 10007-2341, together owning 252,936 shares of the Company’s common stock, has notified the Company that the Boards of Trustees of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System, intend to present the following proposal for consideration at the meeting. The Board of Directors opposes such shareholder proposal for the reasons set forth below.

Shareholder Proposal

“BE IT RESOLVED, that the stockholders of Belo Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.”

“SUPPORTING STATEMENT: We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.”

“In addition, since only a fraction of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.”

“We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.”

Statement Against Shareholder Proposal

The Belo Board of Directors unanimously recommends a vote AGAINST the proposal for the following reasons:

The Board and the Nominating and Corporate Governance Committee have given this proposal careful consideration and believe that it should not be implemented. Substantially the same shareholder proposal, submitted by substantially the same shareholders, was considered at Belo’s 2007, 2008 and 2009 annual meetings of shareholders and rejected by over 70%, 72% and 66%, respectively, of the votes cast at those meetings.

Under the Company’s Bylaws, the Board of Directors consists of three classes of directors with three-year staggered terms. Each year, shareholders elect one-third of the Company’s directors. This classified structure has been in place since 1983 and has been and continues to be an integral part of the Company’s overall governance.

For the reasons discussed below, the Board and the Nominating and Corporate Governance Committee believe that a classified board is more advantageous to, and better serves the long-term interests of, the Company and its shareholders, in contrast to a board that is elected annually. The Board and the Nominating and Corporate Governance Committee believe that each of the benefits of a classified board discussed below are particularly important currently, in light of the refocusing of the Company’s business as a result of the spin-off of the newspaper business, and the depressed stock prices that currently prevail in the marketplace.

•	Stability and Continuity. The three-year staggered terms provide stability, enhance mid- and long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company. This ensures that the Board has solid knowledge of the Company’s business and strategy. Directors who have experience with the Company and knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its shareholders. At the same time, the Company’s shareholders have an opportunity each year to elect several directors and to shape long-term decision-making of the Board accordingly.

•	Protection Against Unfair and Abusive Takeover Tactics. A classified board is designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. The classified board structure enhances the ability of the Board to negotiate the best results for all shareholders in any takeover proposal, negotiate with the sponsor on behalf of all shareholders and weigh alternatives to provide maximum value for all shareholders.

•	Accountability to Shareholders. The Board further believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of how often they stand for election. The Board believes that directors elected to three-year terms are not insulated from this responsibility and are as accountable to shareholders as directors elected annually. Moreover, the Board has adopted a policy that incumbent directors who do not receive a majority of the votes cast must tender their resignation. This majority voting policy, a copy of which is attached as Appendix A, further enhances director accountability.

•	Corporate Governance. The Board is committed to corporate governance practices that will benefit the Company’s shareholders and regularly examines these practices in light of the changing environment. The Company’s Corporate Governance Guidelines focus on the independence and quality of the members of the Board and its effective functioning.

For these reasons, the Board recommends a vote AGAINST this shareholder proposal.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, SEC regulations implementing this legislation, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held six meetings in 2009. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2009 annual meeting.

Committees of the Board

Each of the Board’s standing committees consists of Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward, each of whom is an independent director under the NYSE listing standards and under the independence standards set forth in Belo’s corporate governance guidelines.

The Belo Board has the following committees:

Audit Committee.  Wayne Sanders chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met seven times during 2009.

As specified in the Audit Committee Charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. To facilitate and assist the Audit Committee with its risk oversight responsibilities, the Audit Committee, at least annually, receives a report from Company management regarding its enterprise risk assessment and discusses the findings with management. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with the type of risk.

The Board has determined that each member of the Audit Committee meets both the SEC and the NYSE standards for independence. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Wayne Sanders, the chairman of the Audit Committee, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Anne Szostak chairs the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his or her compensation level based on this evaluation. The Compensation Committee makes recommendations to the Board for base salaries of other executive officers and compensation for non-management directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, Amended and Restated 2004 Executive Compensation Plan (collectively, “Executive Compensation Plans”), The G. B. Dealey Retirement Pension Plan, the Belo Savings Plan, the Change in Control Severance Plan, the Pension Transition Supplement Plan, and the Pension Transition Supplement Restoration Plan. The Committee also has responsibility for senior executive succession planning. The Compensation Committee met five times during 2009.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Starting in February 2007, the Compensation Committee has annually engaged Mercer Human Resource Consulting (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”), as its compensation consultant. The scope of Mercer’s engagement is to assist the Committee with its responsibilities related to the Company’s executive and Board-level compensation programs. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s Compensation Discussion and Analysis below.

Mercer’s fees for executive compensation consulting to the Committee in 2009 were $76,000. During 2009, the Company also retained Mercer and its Marsh affiliates to provide other services, unrelated to executive compensation. The aggregate 2009 expense for these other services was $704,900. Besides Mercer’s consulting services for executive compensation, Marsh or one of its affiliate companies provided consulting, actuarial services and data management for the Company’s retirement plans, and health and welfare plans, as well as the Company’s property, casualty, and general liability risk analysis and insurance programs. The foregoing amount is exclusive of insurance premiums.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by Henry Becton, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met three times in 2009.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It also may take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but does endeavor to comprise itself of members with a broad mix of professional and personal backgrounds.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult Belo’s bylaws, which are available upon request, for more specific information prior to submitting a nomination. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders. On occasion, the Board elects a director between annual meetings of shareholders. In those instances, the new director is nominated for re-election by Belo’s shareholders at the first annual meeting after his or her interim election to the Board.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

In connection with the spin-off of A. H. Belo in 2008, the Belo Board decided to separate the positions of Chair and Chief Executive Officer as it believes this Board leadership structure aligns with the current composition and experience of the Company’s Board post-split. Robert Decherd, the Company’s former Chief Executive Officer, serves as non-executive Chair of the Board, and Dunia Shive serves as president and Chief Executive Officer. The Board believes that having our former Chief Executive Officer serve as non-executive Chair of the Board is appropriate because of his familiarity with the Company’s business. In addition, the Board has established the position of Lead Director in order to continue to provide a designated leadership role for an independent director on Board matters. Currently, Henry Becton serves as Lead Director.

The Board evaluates the continued appropriateness of its leadership structure from time to time. In addition, the Board believes that the issue of Board leadership is part of the succession planning process, and considers its leadership structure as part of the process of planning for succession to the positions of Chair and Chief Executive Officer.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s Web site at www.belo.com under “About Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditors, Belo’s audited consolidated financial statements and the audit of the effectiveness of Belo’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP various matters, including the firm’s judgments as to the quality of Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the

Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Audit Committee
Wayne R. Sanders, Chairman
Henry P. Becton, Jr.
Judith L. Craven, M.D., M.P.H.
M. Anne Szostak
McHenry T. Tichenor, Jr.
Lloyd D. Ward

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, P. O. Box 655237, Dallas, Texas 75265-5237. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

Belo’s executive officers as of December 31, 2009 were as follows:

Name	Office Held as of December 31, 2009	Office Held Since

Dunia A. Shive	President and Chief Executive Officer	2008	(1)

Dennis A. Williamson	Executive Vice President/Chief Financial Officer	2006	(2)

Guy H. Kerr	Executive Vice President/Law and Government and Secretary	2007	(3)

Peter L. Diaz	Executive Vice President/Television Operations	2007	(4)

(1)	Member of the Board of Directors. (See “Directors Continuing in Office” above for additional information.)

(2)	Dennis Williamson, age 62, served as Chief Financial Officer of the Company from January 2004 and as executive vice president since February 2006 until he retired as an executive officer of the Company effective as of March 5, 2010. He was a senior corporate vice president of Belo from November 2002 through January 2006 and served as senior vice president of the Television Group from January 2000 to November 2002. From February 1997 to January 2000, Dennis was president/General Manager of KING-TV in Seattle, Washington. Dennis joined Belo in February 1997 in conjunction with the Company’s acquisition of The Providence Journal Company. KING-TV is a subsidiary of Belo.

(3)	Guy Kerr, age 57, has been executive vice president/Law and Government since November 2007 and has been secretary since June 2000. He served as senior vice president/Law and Government from July 2003 through November 2007 and senior vice president/General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP (now known as Locke Lord Bissell & Liddell LLP) in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

(4)	Peter Diaz, age 53, was named executive vice president/Television Operations in November 2007 and oversees the Company’s television and cable news operations. He served as senior vice president of Belo from February 2006 until November 2007 and as president and General Manager of KHOU-TV in Houston from January 1999 through January 2006. Peter joined Belo in 1984.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following executive summary highlights and summarizes information from this Compensation Discussion and Analysis and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire Compensation Discussion and Analysis section and the compensation tables that follow for a more complete understanding of our executive compensation program.

Belo Corp. experienced significant economic challenges during 2009. Following the successful spin-off of the Company’s newspaper publishing business in February 2008, the recession that hit the U.S. economy demanded a reevaluation of many operating practices throughout the Company. Extraordinary measures were necessary to reduce spending to levels that would allow the significantly lower revenues of 2009 to return a sustainable profit to the Company and its shareholders. The Company believes the actions it took to reduce spending commensurate with lower expected revenue levels were aggressive. Base salaries for virtually all employees were frozen in late 2008 and management employees, including each of the named executive officers, experienced salary reductions in 2009. Furthermore, reductions in short-term incentive opportunities and retirement benefits were implemented in 2009. Finally, limited long-term incentive awards were granted to our named executive officers in 2009.

During 2009, in an effort to streamline decision-making and reporting processes as they relate to executive compensation, Belo made certain adjustments to its past practices with respect to the timing of compensation decisions and awards. In prior years, named executive officers received elements of equity compensation in the fourth and first quarter of each year. Beginning in 2010, the majority of pay decisions and compensation awards are planned to occur in the first quarter of each year. This change will result in a synchronization of all long-term incentive awards for executive officers with awards to all other equity plan participants.

Overview of Compensation Program

The Compensation Committee (“Committee”) of the Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. For 2009, the primary management liaisons to the Committee were the Company’s President and Chief Executive Officer (“CEO”), Dunia Shive, and Kim Besse, Vice President/Human Resources. During 2008, Marian Spitzberg, Senior Vice President/Human Resources, also served in an advisory capacity with respect to planning for 2009 executive compensation matters of the Company. Ms. Spitzberg retired in January 2009.

Compensation Objectives

The Company has adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

The emphasis on some of these objectives was changed relative to prior years as the Company adjusted to the difficult operating environment.

Setting Executive Compensation

Role of the Compensation Committee.  The Committee oversees our executive compensation program, establishing and monitoring our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee, with assistance from its compensation consultant, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other key benefits) of our CEO and the other named executive officers (“NEOs”) of the Company. For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Committees of the Board” beginning on page 21 of this proxy statement.

Role of the Compensation Consultant.  To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Since February 2007, Mercer Human Resource Consulting LLC (“Mercer”) has been retained for this purpose. Mercer reports directly to the Chair of the Compensation Committee. Design and assessment services provided by Mercer include periodic analysis of the market for total compensation of the named executive officers, including assistance in the determination of appropriate levels on long-term incentives. Mercer provides ongoing advice to the Committee with respect to executive compensation-related trends and developments within the Belo peer group, as well as best practices in broader industry, regulatory developments with respect to executive compensation and related issues, and external developments that may have an impact on Belo and its compensation programs. Mercer is also available to the Committee to provide assistance in responding to any compensation-related shareholder proposals and to maintain ongoing dialogue with the Committee Chair, attend Committee meetings as requested, and advise the Committee on any other executive compensation matters as requested by the Committee from time to time, including director compensation.

In December 2009, the Committee adopted a pre-approval policy that requires the Committee or the Committee chair to pre-approve certain consulting services provided by the Committee’s compensation consultant.

Role of Management.  The development of proposals and recommendations for our 2009 compensation programs for our NEOs other than the CEO was handled primarily by Dunia Shive, the President and CEO, and the Company’s senior Human Resources executive. The recommendations were reviewed and approved by the Compensation Committee and presented to the Board for approval. However, any final proposals and recommendations for the President and CEO were developed directly by the Compensation Committee, with input from Mercer, without involvement from management.

Surveys and Determination of the Market.  For 2009, given the decision to first freeze salaries in late 2008 and then to subsequently reduce salaries for our management employees, including our NEOs, along with the change in the bonus opportunities, no formal review of market survey data was done. Thus, the basis for our cash compensation levels prior to the reductions was set in 2008.

In 2008, a peer group of eight media companies with significant television operations was used to set total compensation levels for our NEOs. The peer group included the following companies:

The E.W. Scripps Company	Gray Television Inc.	Hearst-Argyle Television, Inc.
Journal Communications, Inc.	LIN TV Corp.	Media General, Inc.
Nexstar Broadcasting Group	Sinclair Broadcast Group, Inc.

Given the limited size of this peer group, as discussed last year, selected data were also taken from the Towers Perrin 2008 Media Survey (“Media Survey”) and the 2008 Mercer Benchmark Database (“General Industry Data”) to supplement the decision-making process.

The determination of long-term incentive (“LTI”) grant levels in late 2008 and early 2009 reflected several factors. Considering the unprecedented decline in the stock market and the impact on the television industry sector, management recommended and the Committee agreed to establish a target pool of shares representing an appropriate dilution level for making LTI award recommendations. In determining the size of the pool of shares, the Company also reviewed 2008 data from the peer group, the Media Survey and the General Industry Data referenced above. However, overall determination as to the size of the pool was based primarily on the Company’s desire to maintain the overall dilutive effect at an acceptable level.

Elements of 2009 Executive Compensation

For 2009, the principal elements of compensation for Belo NEOs were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The amount of long-term incentive awards made in 2009 was significantly lower than awards made in prior years. The rationale is provided later in this document.

The structure of the Company’s executive compensation program is set forth in the Belo Amended and Restated 2004 Executive Compensation Plan (referred to as the “ECP” or the “2004 Plan”), which was approved by the Company’s shareholders in 2004 and re-approved by the Company’s shareholders at the 2009 annual meeting. The ECP is administered by the Committee. The ECP provides for two elements of compensation: short-term annual cash incentives (annual performance bonuses) and long-term equity-based compensation. Awards under the ECP supplement participants’ base salaries. Officers of the Company and its subsidiaries, including Belo’s CEO and its other executive officers, are eligible to participate in the ECP. Selected ECP participants are reviewed by the Committee based on management’s recommendation, which includes evaluation of an individual’s ability to significantly affect the Company’s profitability.

Base Salary.  Historically, base salaries for our NEOs were reviewed annually, with adjustments made based on performance and available market compensation information. As stated earlier, due to the weakening U.S. economy in 2008, base salary levels were frozen in late 2008 as part of a Company-wide effort to control operating expenses. In April 2009, based on continuing economic challenges, base salaries of all ECP participants were reduced by 5%, including the NEOs. Following these reductions, the base salaries for Ms. Shive and Mr. Diaz were below the market median, while the base salaries for Mr. Williamson and Mr. Kerr were between the market median and 75th percentile.

Annual Cash Incentive Opportunity.  Consistent with our objective of motivating and rewarding executives for achievement of the Company’s financial and non-financial performance objectives, each executive officer is eligible to receive annual cash incentive compensation based on financial and strategic performance objectives established in the annual financial plan, as submitted to the Compensation Committee and the Board at the beginning of the year. These performance goals are communicated to our executive officers at the beginning of each year. The financial performance objectives vary from year to year and reflect the cyclical nature of the Company’s businesses due to fluctuating advertising demand, for example, relating to election years, the Olympics and other U.S. sports events, in addition to taking into consideration industry factors that include changes in media usage habits by consumers and advertisers. Strategic performance objectives establish a direct relationship between executive officer annual performance priorities and the overall strategic direction of the Company.

In December 2008, the Committee established 2009 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Dunia Shive, 85%; Dennis Williamson, 65%; Guy Kerr, 55%; and Peter Diaz 55%. All of these targets were between market median and 75th percentile.

Of the target bonus amounts available to each executive officer, 75% is measured against the financial performance of the Company, specifically earnings per share for 2009, as adjusted. The remaining 25% is earned through the achievement of non-financial goals established for each individual executive. Achievement of both financial and non-financial goals is pro-rated within a range from zero to a maximum of 200% of the underlying target amount.

The Committee believes that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200% payout of target bonus amount if maximum performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives while providing specific non-financial goals for each executive serves to reward strategic accomplishments that benefit the long-term success of the organization.

Historically, performance at “plan” yielded a bonus at 100% of the target award opportunity. However, given that the Company’s financial plan for 2009 was significantly below historic levels due to the economic conditions, management recommended and the Committee approved a structure for 2009 where “plan” performance produced an incentive payout at 50% of the target bonus opportunity rather than 100%. The rest of the payout scale was recalibrated accordingly. The resulting EPS goals based on the Company’s financial plan are shown in the table below.

Performance		Opportunity Payout
Level	2009 EPS Goal	Based on Achievement

Maximum	$0.74	200%
Target	$0.64	100%
Plan	$0.56	50%
Below Plan	Below $0.56	0%

Actual Loss Per Share of $(1.06) for the year ended December 31, 2009 was adjusted at the Committee’s discretion. The primary adjustment was for the non-cash impairment charge of $1.51 for the decline in fair value of FCC licenses. The resulting EPS after adjustment was below “plan” performance. As a result, no cash incentive payments were earned by the executive officers with respect to 2009 financial performance.

Non-Financial Performance Cash Incentive Bonuses.  The Committee establishes an annual performance-based incentive pool for each senior executive, as permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This performance pool (3% of Belo’s consolidated adjusted net income for Dunia Shive and 1.5% of Belo’s consolidated adjusted net income for each of Dennis Williamson, Guy Kerr and Peter Diaz) provides a maximum amount for the grant of additional awards of cash and time-based equity incentives under the ECP, and is designed to allow for tax deductibility of the compensation awarded within the pool. It is from this pool that the Committee may approve annual cash awards of up to 25% of the target bonus allocation attributable to non-financial performance objectives.

The 2009 strategic management objectives encompassed goals related to organizational alignment, refinancing of debt and strategic revenue initiatives. Performance reviews indicated successful achievement of most of management’s performance objectives. However, in light of the Company’s 2009 financial performance, management recommended and the Committee concurred that no payments be made under this component of the annual cash bonus program for Dunia Shive or Guy Kerr. Peter Diaz was awarded a bonus of $63,250 related to achievement of his non-financial objectives for the year regarding operational reviews, interactive strategy and organizational assessment and other considerations. Dennis Williamson was awarded a special award of $200,000 in recognition of his 27 years of service to Belo Corp. (and its predecessors) and to commemorate his retirement from the Company effective March 5, 2010.

Long-Term Equity Incentive Compensation.  Historically, the Company has awarded long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. Generally, the Committee determines each executive officer’s intended annual LTI compensation value, and then determines the allocation of the LTI compensation award among the types of equity instruments available under the ECP, which include stock options and time-based Restricted Stock Units (“TBRSUs”) and a variety of other forms of LTI. The Committee believes these awards support the Company’s compensation objectives as follows: stock options encourage and reward strong stock price performance, thus aligning executive’s interests with those of shareholders, and TBRSUs encourage executives to remain with the Company and to focus on its long-term success. Additional details on these awards are outlined below.

Stock Option Awards.  Generally, stock option awards are granted for shares of Belo Series B common stock at an exercise price equal to the closing market price of Belo’s Series A common stock on the date of grant. Option awards to executive officers and eligible Company employees vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant.

Time-Based Restricted Stock Unit Awards.  TBRSUs awarded to ECP participants, including executive officers, are based on continued employment with the Company and vest 100% at the end of a three-year period. The Committee believes that the three-year cliff vesting feature of the TBRSUs optimizes the retention benefit of this form of award, and because the ultimate value of the award depends on Belo’s stock price, aligns the recipient’s interest with the maximization of shareholder value. TBRSU awards made to executive officers are granted following determination of the performance incentive pool amount set for each executive, as discussed previously.

2009 Awards.  During 2009, Belo made certain adjustments to its past practices with respect to the timing of compensation decisions and actions that affect participants in the ECP, and in particular, long-term incentive awards for the NEOs. This streamlined approach for decision-making and reporting eliminated the historical two-step approach to granting equity awards that was followed in previous years, providing for a one year transition period in which no 2009 awards are awarded in the 2009 calendar year. Thus, the long-term incentive awards indicated in the “Grants of Plan-Based Awards in 2009” table are in respect of 2008 performance, which was addressed in the prior year proxy materials.

Based primarily on dilution considerations, the Company targeted aggregate LTI awards (in respect of 2008 performance) for all LTI program participants, including the NEOs, that would not exceed 2% dilution of the Company’s outstanding common stock. Utilizing that pool of LTI awards, the Company then developed LTI award recommendations for eligible LTI program participants, including its NEOs. In December 2008, the Company recommended and the Committee determined that LTI awards in respect of 2008 performance be allocated 50% in stock options and 50% in TBRSUs. Although performance-based RSUs have been granted in prior years, none were granted for 2008 performance due to the difficulty of setting performance goals in an uncertain environment. The NEOs each received stock options in December 2008, intended as a component of their 2009 compensation package. Final approval of the TBRSU awards, which were also in recognition of 2008 performance, was deferred until March 2009 when the Company’s final 2008 financial results were certified by the Committee. These are the dollar amounts shown in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2009” table.

The resulting recommended awards reflected values ranging from 10% to 50% of the 2008 median value of survey reported market competitive grant values. These individual recommendations were further adjusted based on individual performance levels of eligible LTI program participants. These recommendations were presented to the Committee, which had full access to Mercer, Dunia Shive, Marian Spitzberg, and Kim Besse who were involved in the formulation of recommendations. The Committee and the non-management members of the Board evaluated the recommendations and determined the LTI awards for the NEOs. As noted earlier, Ms. Shive did not participate in any discussions regarding the awards for her as the President and CEO.

Retirement Benefits.  All Belo employees, including each of the NEOs, are eligible to participate in the Belo Savings Plan, the Company’s qualified 401(k) plan. Prior to April 2009, all employee contributions up to 6% of eligible pay were matched at a rate of 75% by the Company, subject to IRS compensation limits. However, based on the economic challenges experienced by the Company during 2009, the decision was made to suspend Company matching contributions beginning in April 2009. Employees are still afforded the opportunity to make tax-deferred contributions to the Belo Savings Plan and manage the investment of their savings through an independent record keeper.

Through March 31, 2007, the Company offered pension benefits to certain employees through its tax qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided with transition benefits, including the granting of five years of additional credited service.

In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans, which are designed to provide supplemental pension benefits for all employees who were participants in the Pension Plan at the time it was frozen. The Belo Pension Transition Supplement Plan, or PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The Belo Pension Transition Supplement Restoration Plan (the “PTS Restoration Plan”) is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. A participant in either plan must be actively employed on the last day of the plan year in which the contribution was earned in order to receive a contribution. Amounts set forth in the Summary Compensation Table under the column “All Other Compensation” include amounts contributed by the Company to our NEOs under the PTS Plan and PTS Restoration Plan during 2009, the specific amounts of which are set forth in footnote 5 to that column.

In response to the difficult financial circumstances of 2009, the Company amended the PTS and PTS Restoration plans to suspend the 2009 benefit for all plan participants, including the NEOs who participate in the PTS and PTS Restoration Plans, for an undefined period of time. Because the PTS and PTS Restoration Plans were not terminated, this action effectively postpones the payment of 2009 benefits until sometime after 2010.

Change in Control and Severance Benefits

Employment Agreements.  The Company does not presently have any individual employment severance agreements with executive officers.

Change in Control Severance Plan.  The Company provides for severance benefits for designated participants under the Change in Control Severance Plan (the “Severance Plan”). The current participants, as designated by the Compensation Committee, are the continuing NEOs of Belo. Additional participants may be designated by the Committee from time to time. Belo does not design its other elements of compensation in anticipation of a change in control, but instead change in control payments are designed to provide security to executives in the event of job loss in a triggering transaction. The Severance Plan provides for a severance multiple of 2 for the CEO and 1.5 for all other designated participants. Additional information regarding the severance and change in control payments, including a definition of key terms and quantifications of benefits that would have been received by our NEOs had termination occurred on December 31, 2009, is found under “Change in Control Arrangements and Other Agreements Upon Termination of Employment” beginning on page 40 of this proxy statement. This information includes the change in control benefits provided through both the ECP and the PTS Restoration Plan.

Tax Treatment

Under section 162(m) of the Internal Revenue Code, the Company generally receives an annual federal income tax deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The applicable awards granted under the ECP for 2009 are fully tax-deductible since the applicable compensation for all covered named executive officers is below $1 million. The Compensation Committee intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interests of Belo and its shareholders.

Compensation Committee Interlocks and Insider Participation

Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward served as members of Belo’s Compensation Committee during 2009. Judy Craven chaired the Committee until May 2009 and Anne Szostak has chaired the Committee since May 2009. Mac Tichenor’s service on the Committee began in August 2009 following his election to the Board of Directors. No member of the Compensation Committee during 2009 was a current or former officer or employee of Belo or had any relationship with Belo requiring disclosure under the caption “Director Compensation — Certain Relationships.” None of Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of Belo’s Compensation Committee during 2009.

Stock Ownership Guidelines

In 2009, the Board established stock ownership guidelines for the Company’s directors and executive officers. Under these guidelines, the required minimum ownership level of common stock of the Company is 75,000 shares for the Company’s CEO, 25,000 shares for each other Section 16-reporting executive officer, and 10,000 shares for each director. For purposes of meeting these ownership guidelines, issued and outstanding restricted stock unit shares are counted as shares owned, but shares subject to unexercised stock options are not. The ownership guidelines are to be achieved by August 1, 2014. See “Belo Corp. Stock Ownership of Directors and Executive Officers” beginning on page 6 for additional information.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009.

COMPENSATION COMMITTEE

M. Anne Szostak, Chair
Henry P. Becton, Jr.
Judith L. Craven, M.D., M.P.H.
Wayne R. Sanders
McHenry T. Tichenor, Jr.
Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s principal executive officer, principal financial officer and its two other most highly-paid executive officers (the “named executive officers”) for services in all capacities to Belo for the years ended December 31, 2009, 2008, and 2007, respectively.

Summary Compensation Table
							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Dunia A. Shive	2009	$749,663	$—	$30,550	$—	$—	$11,762	$11,025	$803,000
President and Chief	2008	$775,000	$—	$—	$38,000	$—	$2,936	$14,950	$830,886
Executive Officer	2007	$600,000	$150,000	$1,979,021	$—	$450,000	$—	$61,152	$3,240,173

Dennis A. Williamson	2009	$523,313	$—	$10,575	$—	$—	$102,452	$23,952	$660,292
Executive Vice President/	2008	$541,000	$—	$—	$11,875	$—	$39,154	$26,341	$618,370
Chief Financial Officer	2007	$525,000	$158,700	$1,292,410	$—	$341,300	$110,545	$149,121	$2,577,076

Guy H. Kerr	2009	$483,654	$—	$14,100	$—	$—	$36,577	$20,806	$555,137
Executive Vice President/	2008	$500,000	$—	$—	$17,100	$—	$11,006	$24,501	$552,607
Law and Government and Secretary	2007	$470,000	$266,500	$1,084,744	$—	$258,500	$75,981	$47,837	$2,203,562

Peter L. Diaz	2009	$444,962	$—	$15,275	$—	$63,250	$75,663	$28,900	$628,050
Executive Vice President/	2008	$460,000	$50,000	$—	$19,000	$—	$19,262	$30,897	$579,159
Television Operations	2007	$400,000	$—	$499,930	$—	$178,300	$49,364	$61,849	$1,189,443

(1)	The 2008 amount in column (d) for Peter Diaz represents a special bonus received in connection with the spin-off of the Company’s newspaper businesses that was paid in August 2008. The amounts in column (d) for 2007 represent special bonuses in excess of amounts earned under the ECP in recognition of each executive’s role in helping formulate and manage the spin-off transaction.

(2)	The amounts in columns (e) and (f) reflect the grant date fair value of awards made in 2007, 2008, and 2009 for all share-based compensation issued in the form of time-based restricted stock units (“TBRSUs”) and stock options.

The grant date fair value of TBRSU awards in 2009 is presented in the “Grants of Plan-Based Awards in 2009” table. There were no option or performance-related restricted stock unit (“PBRSU”) awards in 2009. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see also Note 5 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2009, filed with the Company’s Annual Report on Form 10-K.

(3)	The amount in column (g) for 2009 for Mr. Diaz relates to the achievement of certain non-financial performance objectives and other considerations. No other performance-based bonuses were earned by the named executive officers in 2009. For further discussion of non-equity incentive compensation, see “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement.

(4)	The amounts indicated in column (h) are comprised of the increase in pension value for each named executive officer for the years ended December 31, 2007, 2008, and 2009. The change in the pension value for Dunia Shive for 2007 compared to 2006 was a decrease of $5,102; however, column (h) includes a value of $0 in 2007 for purposes of this disclosure. Changes in pension value for the years ended December 31, 2009, 2008 and

2007 reflect the addition of five years of service credit and the freeze of all pension benefits effective March 31, 2007. For further discussion, see “Pension Benefits at December 31, 2009” on page 39 of this proxy statement.

(5)	For 2007, 2008, and 2009, Belo contributed the following amounts to the Belo Savings Plan, the Belo Supplemental Executive Retirement Plan, the PTS Plan, and the PTS Restoration Plan, which are included in column (i):

				Pension	Pension Transition
				Transition	Supplement
		Belo Savings Plan	SERP	Supplement Plan	Restoration Plan
Name	Year	Contribution	Contribution	Contribution	Contribution
		(a)	(b)	(c)	(d)

Dunia A. Shive	2009	$11,025	$—	—	—
	2008	$14,950	$—	—	—
	2007	$14,625	$46,527	—	—
Dennis A. Williamson	2009	$8,427	$—	$15,525	—
	2008	$14,950	$—	$11,391	—
	2007	$11,925	$137,196	—	—
Guy H. Kerr	2009	$7,788	$—	$13,018	—
	2008	$14,950	$—	$9,551	—
	2007	$11,925	$35,912	—	—
Peter L. Diaz	2009	$7,165	$—	$15,550	$6,185
	2008	$14,950	$—	$15,947	—
	2007	$11,925	$49,924	—	—

Beginning in 2000, the Belo Savings Plan contribution for Dunia Shive includes an enhanced 401(k) benefit, which she elected in lieu of continuing participation in Belo’s pension plan. See also the “Pension Benefits at December 31, 2009” table below.

The SERP contributions indicated above for 2007 were made prior to the Company’s decision to suspend the SERP effective January 1, 2008. For more information, see “Non-Qualified Deferred Compensation” on page 39 of this proxy statement.

The PTS Plan and PTS Restoration Plan contributions noted above represent payments made in 2009 to a defined contribution retirement plan on behalf of all employees that were participants in The G. B. Dealey Retirement Pension Plan on March 31, 2007, the date the plan was frozen. The amounts represent an actuarially-determined percent of eligible compensation earned by the executive during the year ended December 31, 2008. For more information, see “Post-Employment Benefits” on page 37 of this proxy statement.

The total value of executive perquisites and personal benefits for 2009 did not exceed $10,000 for any named executive officer.

The following table summarizes cash-based and equity awards that were granted under the ECP during 2009.

Grants of Plan-Based Awards in 2009
		Estimated Future Payouts				All Other
		Under Non-Equity			All Other	Option
		Incentive Plan Awards(1)			Stock	Awards:		Grant Date
					Awards:	Number of	Exercise or	Fair Value
					Number of Shares of	Securities	Base Price of	of Stock and
					Stock or	Underlying	Option	Option
	Grant	Plan	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Dunia A. Shive	03/03/2009	$—	$—	$—	65,000	—	$—	$30,550
Dennis A. Williamson	03/03/2009	$—	$—	$—	22,500	—	$—	$10,575
Guy H. Kerr	03/03/2009	$—	$—	$—	30,000	—	$—	$14,100
Peter L. Diaz	03/03/2009	$—	$—	$—	32,500	—	$—	$15,275

(1)	No non-equity incentive plan awards were made during 2009 due to the change in timing of compensation decisions and actions. Non-equity incentive plan awards with respect to 2010 performance were made in March

2010. The Committee established 2010 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Dunia Shive, 90%; Guy Kerr, 55%; and Peter Diaz, 55%. Due to his retirement on March 5, 2010, no non-equity incentive opportunity was set for Dennis Williamson. Opportunity payouts, if any, for 2010 based upon 2010 financial performance will be 75% at Plan, 100% at Target, and 200% at Maximum.

(2)	The fair value estimates indicated above are based on the market price of a share of Series A Common Stock on the date of the award which was $0.47.

For 2009, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, is less than 5% for each of the named executive officers, due to the substantial decline in stock market price since early 2008. The grant date value of the current year equity awards as indicated in the table above is nominal relative to the total earned compensation of each of the named executive officers. See “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement for a discussion of all components of total direct compensation and objectives for each element, both cash and equity-based awards.

The following table contains information on all Belo Corp. equity awards that were outstanding as of December 31, 2009.

Belo Corp.

Outstanding Equity Awards at Fiscal Year-End 2009
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Dunia A. Shive	80,000	120,000	$1.88	12/05/2018	9,750	$53,040
	30,000		$17.31	12/09/2015	28,400	$154,496
	85,000		$20.18	12/03/2014	87,240	$474,586
	75,000		$22.37	12/05/2013	65,000	$353,600
	76,000		$17.29	12/06/2012
	109,000		$14.32	11/30/2011
	100,000		$13.86	12/01/2010
Dennis A. Williamson	25,000	37,500	$1.88	12/05/2018	8,154	$44,358
	27,000		$17.31	12/09/2015	23,750	$129,200
	60,000		$20.18	12/03/2014	51,140	$278,202
	50,000		$22.37	12/05/2013	22,500	$122,400
	36,000		$17.29	12/06/2012
	50,000		$14.32	11/30/2011
	50,000		$13.86	12/01/2010
Guy H. Kerr	36,000	54,000	$1.88	12/05/2018	7,090	$38,570
	23,000		$17.31	12/09/2015	20,650	$112,336
	55,000		$20.18	12/03/2014	42,120	$229,133
	50,000		$22.37	12/05/2013	30,000	$163,200
	53,000		$17.29	12/06/2012
	80,000		$14.32	11/30/2011
	75,000		$13.86	12/01/2010
	55,000		$13.26	06/16/2010
Peter L. Diaz	40,000	60,000	$1.88	12/05/2018	14,830	$80,675
	16,000		$17.31	12/09/2015	4,640	$25,242
	23,000		$20.18	12/03/2014	30,080	$163,635
	23,000		$22.37	12/05/2013	32,500	$176,800
	22,400		$17.29	12/06/2012
	40,000		$14.32	11/30/2011

(1)	Vesting dates for each outstanding option award for the named executive officers are:

		Dunia A.	Dennis A.	Guy H.	Peter L.
Vesting Date	Exercise price	Shive	Williamson	Kerr	Diaz

December 5, 2010	$1.88	60,000	18,750	27,000	30,000
December 5, 2011	$1.88	60,000	18,750	27,000	30,000

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. The Plan provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Dennis Williamson and Guy Kerr meet these criteria. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2009, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

		Dunia A.	Dennis A.	Guy H.	Peter L.
Vesting Date	Award Type	Shive	Williamson	Kerr	Diaz

February 4, 2010	2006 PBRSU	9,750	8,154	7,090	4,640
February 4, 2010	2006 TBRSU	28,400	23,750	20,650	14,830
February 1, 2011*	2007 TBRSU	87,240	51,140	42,120	30,080
February 1, 2012*	2008 TBRSU	65,000	22,500	30,000	32,500

* February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for the previous completed fiscal year ending December 31. The Plan provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Dennis Williamson and Guy Kerr meet these criteria.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Series A common stock for the year ended December 31, 2009 of $5.44.

Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation.  Effective on February 8, 2008, Belo spun off its newspaper businesses to form A. H. Belo Corporation. Effective with the spin-off, equitable adjustments were made with respect to stock options and restricted stock units (“RSUs”) originally relating to Belo common stock. As a result, securities exercisable for or settled in A. H. Belo Corporation’s common stock were issued to each the named executive officers pursuant to the anti-dilution adjustment provisions of their previously outstanding Belo stock option and RSU awards.

As of fiscal year-end 2009, A. H. Belo option awards held by the named executive officers were as follows: Dunia Shive, 95,000; Dennis Williamson, 54,600; Guy Kerr, 78,200; and Peter Diaz, 24,880. All of the options are fully-vested and have exercise prices ranging from $16.60 to $28.01 and expire on or before December 2015. Additional information regarding the A. H. Belo option and RSU awards received by the named executive officers was disclosed in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table of Belo’s 2009 Proxy Statement. Any amounts realized by the named executive officers from A. H. Belo option and RSU awards during fiscal year 2009 is presented below in the “Option Exercises and Stock Vested in 2009” table.

The scheduled vesting of all outstanding A. H. Belo RSU awards for each of the named executive officers is as follows:

		Dunia A.	Dennis A.	Guy H.	Peter L.
Vesting Date	Award Type	Shive	Williamson	Kerr	Diaz

A. H. Belo earnings release date for fiscal year ending December 31, 2009	2006 PBRSU	1,950	1,632	1,418	929
A. H. Belo earnings release date for fiscal year ending December 31, 2009	2006 TBRSU	5,680	4,750	4,130	2,966
A. H. Belo earnings release date for fiscal year ending December 31, 2010	2007 TBRSU	17,448	10,228	8,424	6,016

These RSUs are valued as of the date of vesting. At December 31, 2009, the market value of the outstanding A. H. Belo RSUs held by each of the named executive officers was: Dunia Shive, $144,449; Dennis Williamson, $95,674; Guy Kerr, $80,479; and Peter Diaz, $57,087. The calculation is based on the closing market price of a share of A. H. Belo Series A common stock on December 31, 2009 of $5.76.

The following table presents information on amounts realized from stock awards vested during the 2009 fiscal year. None of the named executive officers exercised any Belo or A. H. Belo options during 2009.

Option Exercises and Stock Vested in 2009
	Stock Awards
	Belo Corp.		A. H. Belo Corporation
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
(a)	(d)	(e)	(d)	(e)

Dunia A. Shive	41,289	$57,805	8,257	$14,945
Dennis A. Williamson	25,612	$35,857	5,121	$9,269
Guy H. Kerr	22,727	$31,818	4,545	$8,226
Peter Diaz	13,365	$18,711	2,672	$4,836

(1)	The value realized upon vesting of these RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the February 2006 TBRSU award (the December 2005 TBRSU award with respect to Peter Diaz); the final one-third of the December 2005 PBRSU award; and the second one-third of the December 2006 PBRSU award, which vested on February 5, 2009 at a price of $1.40.

(2)	The value realized upon vesting of these RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Series A common stock on the vesting date. The vested stock awards represent the February 2006 TBRSU award (the December 2005 TBRSU award with respect to Peter Diaz); the final one-third of the December 2005 PBRSU award; and the second one-third of the December 2006 PBRSU award, which vested on February 17, 2009 at a price of $1.81.

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees were not eligible to accrue additional benefits in the Pension Plan and individuals who were active participants immediately prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a tax-qualified defined contribution plan. Dunia Shive made an election effective July 1, 2000 to cease accruing additional Pension Plan benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided five additional years of credited service and became eligible for transition benefits which are described below under the heading “Pension Transition Benefits”. In addition, beginning April 1, 2007, these executives, along with all other former Pension Plan participants who remained active employees with Belo, became eligible for increased matching and profit sharing contributions by the Company under the Belo Savings Plan, a qualified 401(k) plan maintained for substantially all Belo employees.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual covered compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo contributions to the Belo Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7%.

Pension Transition Benefits.  In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans effective April 1, 2007, which are designed to provide supplemental pension benefits for all employees that were participants in the Pension Plan at the time it was frozen. The PTS Plan is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Code. The PTS Restoration Plan is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain a Belo employee through the last day of a designated plan year. The amount of any contribution is determined by applying an actuarially-determined factor to the participant’s eligible compensation earned during a given plan year. Eligible compensation is limited to $245,000 for 2009 for all participants in the PTS and Restoration Plans.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2009. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Plan was frozen on March 31, 2007. Each of the named executive officers, except Dunia Shive, received this five-year credit. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to the Company’s audited financial statements for the fiscal year ending December 31, 2009.

Pension Benefits at December 31, 2009
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)
(a)	(b)	(c)	(d)

Dunia A. Shive	The G. B. Dealey Retirement Pension Plan	7	$62,941
Dennis A. Williamson	The G. B. Dealey Retirement Pension Plan	29	$744,345
Guy H. Kerr	The G. B. Dealey Retirement Pension Plan	12	$220,984
Peter L. Diaz	The G. B. Dealey Retirement Pension Plan	28	$404,266

(1)	The number of credited years of service for Dunia Shive is based on her election effective July 1, 2000 to accept a frozen pension benefit in exchange for enhanced participation in the Belo Savings Plan. See also footnote (5) to the Summary Compensation Table for a discussion of “All Other Compensation,” including the increased Company contribution to the Belo Savings Plan for Dunia during 2007.

The Company froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include service through March 31, 2007, the date of the freeze and the five-year credit for each named executive officer except Dunia Shive.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company funded into the PTS Plan, a qualified defined contribution retirement plan, and the PTS Restoration Plan, a non-qualified plan, in March 2009. These amounts are shown under the heading “All Other Compensation” in the Summary Compensation Table on page 33 of this proxy statement. In 2009, pension transition supplement contributions for all participants were suspended.

Belo’s pension costs and obligations are calculated using various actuarial assumptions and methodologies as prescribed under Accounting Standards Codification (ASC) 715 (formerly SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans). To assist in developing these assumptions and methodologies, Belo uses the services of an independent consulting firm. To determine the benefit obligations, the assumptions the Company uses include, but are not limited to, the selection of the discount rate and projected salary increases. For additional information regarding the valuation methodology and material assumptions used in quantifying the pension benefits, see Note 7 “Defined Benefit Pension and Other Post Retirement Plans” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2009, filed with the Company’s Annual Report on Form 10-K. At December 31, 2009, Dennis Williamson and Guy Kerr were eligible to receive benefits under the early retirement provisions of the Pension Plan.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  As noted above under “Pension Transition Benefits,” effective April 1, 2007, the Belo Board adopted the PTS Restoration Plan as a non-qualified plan to provide the portion of the PTS Plan benefit that cannot be provided under the PTS Plan because of IRS Section 415 defined contribution plan limits. The Company suspended the 2009 contributions to the PTS Restoration Plan that would have been made in 2010.

Supplemental Executive Retirement Plan.  Historically, the Belo Supplemental Executive Retirement Plan (“SERP”) provided a supplemental retirement benefit to key executives beyond the qualified retirement benefits allowed by the IRS. Federal tax law limits the amount of annual pay that can be used in calculating benefits under qualified plans such as the Pension Plan and the Belo Savings Plan. Through 2007, Belo made annual contributions to the SERP on behalf of each of its executive officers. These contributions were maintained in a Rabbi Trust and were subject to an annual allocation of the trust fund’s accumulated earnings and losses. The trust was a general asset of the Company and was subject to the claims of the Company’s creditors. Effective January 1, 2008, the Company suspended contributions to the SERP and authorized the distribution of all SERP benefits to participants.

For the year ended December 31, 2009, the Company did not have a non-qualified deferred compensation plan in place for any of its employees, including the named executive officers.

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under existing arrangements if there had been a change in control or the named executive’s employment had terminated on December 31, 2009, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. As used in this section, termination means the termination of a named executive officer’s employment with the Company due to death, disability or retirement at or after age 55 with at least three years of service. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include A. H. Belo Corporation equity awards received in connection with the spin-off transaction (see “Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation” on page 36).

Except as described below, at December 31, 2009, the Company did not have individual written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. The circumstances that would result in benefits under the Severance Plan include: (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd, Belo’s Chairman of the Board, and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s board of directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

ECP Change in Control Benefits.  Compensation and benefits under the Company’s ECP may also be affected by a change in control of the Company. Generally under the ECP, a change in control event means the first of the following to occur, unless the Board has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ECP:

•	Specified changes in the majority composition of the Company’s Board;

•	Specified mergers or sales or dispositions of all or substantially all of the Company’s assets;

•	Shareholder approval of a plan of complete liquidation or dissolution of Belo; or

•	Acquisition of more than 30% of the combined voting power of Company common stock.

Following a change in control, ECP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Pension Transition Supplement Restoration Plan.  Effective April 1, 2007, the Company adopted the PTS Restoration Plans a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the PTS Restoration Plan, a change in control will occur on the date that:

•	any person or group acquires more than 50% of the total fair market value or total voting power of Belo stock;

•	any person or group acquires 30% or more of the total voting power of Belo stock;

•	a majority of the members of Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of Belo’s Board prior to the date of such appointment or election; or

•	any person or group acquires Belo assets having a total gross fair market value of 40% or more of the total gross fair market value of all Belo assets.

Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

The spin-off of A. H. Belo was not a change in control under the Belo plans. In addition to the change in control provisions in the plans discussed above, the Company has general severance guidelines that may or may not be followed in any particular instance when an executive officer leaves the Company. These guidelines do not entitle executive officers to any specific severance benefit or amount of benefit in the event of termination of employment with the Company. For additional discussion, see “Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2009” table on the following page.

The approximate value of the severance benefits available to each of the named executive officers if there had been a termination of employment, or had there been a change in control, on December 31, 2009, under the ECP or the Severance Plan, would have been as follows, based on a closing market price of $5.44 for the Company’s Series A common stock for the year ended December 31, 2009.

Potential Payments on Change in Control or Upon Termination of Employment
at December 31, 2009
		Death, Disability
		or Retirement
		After Age 55
		with Three Years
Name and Description of Benefit	Change in Control	Service
(a)	(b)	(c)

Dunia A. Shive
Non-equity incentives(1)	$637,214	$—
Stock options(2)	$427,200	$427,200
Time-based RSUs(3)	$982,682	$982,682
Performance-related RSUs(4)	$53,040	$53,040
Change in control severance plan(5)	$2,851,760	$—

Total	$4,951,896	$1,462,922

Dennis A. Williamson
Non-equity incentives(1)	$340,154	$—
Stock options(2)	$133,500	$133,500
Time-based RSUs(3)	$529,802	$529,802
Performance-related RSUs(4)	$44,358	$44,358
Change in control severance plan(5)	$1,344,031	$—

Total	$2,391,845	$707,660

Guy H. Kerr
Non-equity incentives(1)	$266,010	$—
Stock options(2)	$192,240	$192,240
Time-based RSUs(3)	$504,669	$504,669
Performance-related RSUs(4)	$38,570	$38,570
Change in control severance plan(5)	$1,172,715	$—

Total	$2,174,204	$735,479

Peter L. Diaz(6)
Non-equity incentives(1)	$244,729	$—
Stock options(2)	$213,600	$213,600
Time-based RSUs(3)	$421,110	$421,110
Performance-related RSUs(4)	$25,242	$25,242
Change in control severance plan(5)	$1,079,288	$—

Total	$1,983,969	$659,952

(1)	In the event of a change in control, short-term non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances.

(2)	All stock options, vested or unvested, are forfeited immediately in the event an executive is terminated for cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all option holdings is accelerated and all vested options will remain exercisable until the original expiration date of that option (10 years from the date of grant). If any named executive officer is terminated without cause, vested options will remain exercisable for a period of one year from the date of the executive’s termination of employment. Unvested options are forfeited immediately.

(3)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable.

(4)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(5)	Under Belo’s Severance Plan, as amended effective December 31, 2008, each designated executive is eligible for a total cash payment to be awarded upon a change in control. To determine the amount of the change in control payment, a multiple of 2 for the Chief Executive Officer and 1.5 for all other named executive officers is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the Belo Savings Plan and PTS payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table above were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds 3 times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, Belo will make a “gross-up” payment to the terminated employee. For 2009, none of the cash payment amounts indicated above include an excise tax gross-up.

(6)	In addition to payments available under the ECP and the Severance Plan, there are also change in control provisions within the PTS Restoration Plan. Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants. At December 31, 2009, the balance in Peter Diaz’s PTS Restoration account was $8,405. No other named executive officer had a PTS Restoration account balance at December 31, 2009.

DIRECTOR COMPENSATION

Director Compensation for 2009

During 2009, non-employee directors on the Belo Board received an annual retainer package with a nominal value of $140,000. One-half of the Board’s annual retainer was paid in cash and the remaining one-half was paid in the form of time-based restricted stock units (“TBRSUs”) for Belo Series A common stock, the number of which was determined based on the closing market price of Belo Series A common stock on the date of the award. Awards were made at the beginning of each director’s term of service, which was May 12, 2009, the date of the 2009 annual meeting of shareholders, for all directors with the exception of Mr. Tichenor, whose term of service began August 3, 2009.

Directors who served as committee chairs in 2009 received an additional $10,000 in cash. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, as non-executive Chairman of the Board, receives an additional $60,000 in annual compensation payable at the beginning of each term of service, while Henry Becton receives $30,000 in additional annual compensation for his role as Lead Director. Dunia Shive, who was an executive officer of the Company during 2009, did not receive separate compensation for Belo Board service.

The following table sets forth compensation for each Belo non-employee director for service as a Belo director during the year ended December 31, 2009.

Non-Employee Director Compensation
	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(c)	(h)

Henry P. Becton, Jr.	$110,000	$70,000	$180,000
Judith L. Craven, M.D., M.P.H.	$70,000	$70,000	$140,000
Robert W. Decherd	$130,000	$70,000	$200,000
Dealey D. Herndon	$70,000	$70,000	$140,000
James M. Moroney III	$70,000	$70,000	$140,000
Wayne R. Sanders	$80,000	$70,000	$150,000
M. Anne Szostak	$80,000	$70,000	$150,000
McHenry T. Tichenor, Jr.	$54,038	$54,039	$108,077
Lloyd D. Ward	$70,000	$70,000	$140,000

(1)	The amounts indicated in column (c) for Stock Awards are based on the grant date fair value of awards made May 12, 2009, for all directors with the exception of Mr. Tichenor, whose award was made to coincide with his term of service with the Board, which began on August 3, 2009. Directors’ TBRSU awards vest on the date of the annual shareholders meeting one year following the initial grant or on the next regularly scheduled shareholders meeting date for pro-rated awards made during a service period. Prior to the date of the award, directors elect the payment date of their award, which can be the date of vesting or on the date of the shareholders’ meeting one or two years next following the vesting date. Payment of vested RSUs is made 60% in shares of Series A common stock and 40% in cash. Directors who voluntarily resign or retire from Belo Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the payment date elected. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

The following are the RSU holdings of each of Belo’s non-employee directors as of December 31, 2009:

	May 2007	February 2008	May 2008	May 2009	August 2009	May 2009	May 2009
	Award	Award	Award	Award	Award	Award	Award
	Payable in	Payable in	Payable in	Payable in	Payable in	Payable in	Payable in
Name	May 2010	May 2010	May 2011	May 2010	May 2010	May 2011	May 2012

Henry P. Becton, Jr.	1,730	—	3,431	—	—	35,000	—
Judith L. Craven, M.D., M.P.H.	1,730	—	3,431	—	—	—	35,000
Robert W. Decherd	—	564	3,431	35,000	—	—	—
Dealey D. Herndon	1,730	—	3,431	35,000	—	—	—
James M. Moroney III	—	564	3,431	35,000	—	—	—
Wayne R. Sanders	1,730	—	3,431	35,000	—	—	—
M. Anne Szostak	1,730	—	3,431	35,000	—	—	—
McHenry T. Tichenor, Jr.	—	—	—	—	17,376	—	—
Lloyd D. Ward	1,730	—	3,431	35,000	—	—	—

Prior to 2009, directors received a portion of annual compensation in the form of stock options for the purchase of Series B common stock. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options generally vested one year from the date of grant and expire 10 years from the date of grant. Vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of Belo’s non-employee directors as of December 31, 2009:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Henry P. Becton, Jr.	96,234	96,234
Judith L. Craven, M.D., M.P.H.	81,854	81,854
Robert W. Decherd(1)	21,469	21,469
Dealey D. Herndon	81,854	81,854
James M. Moroney III(1)	21,469	21,469
Wayne R. Sanders	53,924	53,924
M. Anne Szostak	44,125	44,125
McHenry T. Tichenor, Jr.	—	—
Lloyd D. Ward	83,739	83,739

(1)	Stock options indicated above for Robert Decherd and Jim Moroney, both former employees of the Company, represent those awarded with respect to Board service since the effective date of the spin-off on February 8, 2008, and do not include stock options earned as employees of the Company.

Certain Relationships

Belo has a written Code of Business Conduct and Ethics. One policy in the Code provides that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest interferes or appears to interfere with Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The Board has adopted a written related person transaction policy and procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee

will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In connection with the spin-off, Belo and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date (February 8, 2008). The tax matters agreement was subsequently amended in the third quarter of 2009 to allow A. H. Belo’s tax loss for the year ended December 31, 2008 to be carried back to Belo’s 2007 consolidated tax return. After the tax matters agreement was amended, Belo amended its 2007 tax return to generate a federal income tax refund, which refund is held by Belo on A. H. Belo’s behalf and will be applied towards A. H. Belo’s future obligations to reimburse Belo for a portion of Belo’s contributions to the Belo-sponsored pension plan.

Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon basis. Robert Decherd is Chairman of the Board, president and Chief Executive Officer of A. H. Belo, and non-executive Chairman of the Board of Belo. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo. Dealey Herndon is a director of both Belo and A. H. Belo.

In connection with the February 2008 spin-off and an assessment of their respective downtown Dallas real estate needs, Belo and A. H. Belo agreed to co-own, through the creation of a limited liability company (the “LLC”), The Belo Building, related parking sites, and specified other downtown Dallas real estate. Belo and A. H. Belo each own 50 percent of the LLC and lease from the LLC 50 percent of the available rental space in The Belo Building and related parking sites under long-term leases that are terminable under various conditions. A third party real estate services firm, engaged by the LLC, manages The Belo Building and other real estate owned by the LLC.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2009 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 may be obtained without charge upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Our Annual Report on Form 10-K is also available free of charge on www.belo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own Belo Corp. common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, a single copy of this proxy statement and the 2009 annual report have been sent to your address. (Each shareholder will continue to receive a separate proxy voting form.) If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2009 annual report, please contact the Investor Relations Department of Belo Corp. (P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firms or banks where your shares are held. You may also have an opportunity to opt in or opt out of householding by following the instructions on your proxy voting form supplied with this proxy statement by your bank or broker.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor Service Direct, which may be accessed via the Internet at www.bnymellon.com/shareowner/isd.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 11, 2010

This proxy statement and the 2009 annual report are available at http://bnymellon.mobular.net/bnymellon/blc. These documents are also posted on our Web site at www.belo.com.

SHAREHOLDER PROPOSALS FOR 2011 MEETING

In order to propose business for consideration or nominate persons for election to the Belo Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to and received by us between February 10, 2011 and March 12, 2011 in order to be considered at the 2011 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2011 annual meeting may do so by submitting the proposal to the attention of Belo’s Secretary by no later than November 26, 2010 and following the procedures described in the Company’s bylaws and SEC Rule 14a-8.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting Belo’s Secretary at P. O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606, and submissions pursuant to these provisions should be addressed to Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR
Secretary

Dated: March 26, 2010

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P. O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees
The Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines and be financially literate as determined by the Board.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of Belo’s outside auditing firm; (b) the director is not a current employee of Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of Belo’s outside auditing firm and personally worked on Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation payments from Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family

B-1

member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

BELO-PS-10

NOTICE TO PARTICIPANTS
IN THE
BELO SAVINGS PLAN AND
THE SEPARATE A. H. BELO SAVINGS PLAN
MAINTAINED BY A. H. BELO CORPORATION
(the “Savings Plans”)

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the Belo Corp. proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the 2010 Annual Meeting of Shareholders of Belo Corp. that will be held in the Auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on Tuesday, May 11, 2010, at 11:00 a.m. (local time). The Belo Corp. Board of Directors has fixed the close of business on March 17, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2010 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing four Class III directors, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on a shareholder proposal, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of each of the Savings Plans (“Fidelity”), can vote the shares of Belo Corp. stock held by each of the Savings Plans. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of Belo Corp. stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plans must be received by 11:59 p.m. Eastern Time on May 9, 2010, and may not be provided at the meeting.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

With respect to each of the Savings Plans, Fidelity will vote all Belo Corp. shares held by that plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 9, 2010 from participants in that plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of Belo Corp.’s classified Board. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo Corp. or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 9, 2010. Fidelity cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 9, 2010. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in your Savings Plan.

Further Information

If you are a direct shareholder of Belo Corp., please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 26, 2010

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the BELO SAVINGS PLAN and
as Trustee of the A. H. BELO SAVINGS PLAN

BELO-LTR-10

2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

BELO CORP.

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼   FOLD AND DETACH HERE   ▼

Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS
	ALL	FOR ALL

1. Election of the following nominees as Class III director (terms expire in 2013)	☐	☐	☐

Nominees:

01 Judith L. Craven, M.D., M.P.H.
02 Dealey D. Herndon
03 Wayne R. Sanders
04 McHenry T. Tichenor, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

	FOR	AGAINST	ABSTAIN

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3. Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

4. At the discretion of such proxy holders on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all nominees standing for election as directors, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in the proxyholders’ discretion on any other matter presented at the meeting.
This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

You can now access your Belo Corp. account online.
Access your Belo Corp. shareholder account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Belo Corp., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/blc
▼   FOLD AND DETACH HERE   ▼
PROXY
Annual Meeting of Shareholders – To be held May 11, 2010
THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY
The undersigned hereby appoints Dunia A. Shive, Carey P. Hendrickson, and Guy H. Kerr, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 17, 2010, at the 2010 Annual Meeting of Shareholders, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “AGAINST” THE SHAREHOLDER PROPOSAL RELATING TO REPEAL OF THE CLASSIFIED BOARD OF DIRECTORS AND IN THE PROXYHOLDERS’ DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Voting instructions must be received by 11:59 PM Eastern Time on May 9, 2010.

BELO CORP.

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote. Have your Voting Instruction Card in hand when you access the Web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card.
To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the trustee of the Savings Plans to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

▼   FOLD AND DETACH HERE   ▼

Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS
	ALL	FOR ALL

1. Election of the following nominees as Class III director (terms expire in 2013)	☐	☐	☐

Nominees:

01 Judith L. Craven, M.D., M.P.H.
02 Dealey D. Herndon
03 Wayne R. Sanders
04 McHenry T. Tichenor, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

	FOR	AGAINST	ABSTAIN

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3. Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

4. At the discretion of the Trustee of the Savings Plans on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
The Trustee of the Savings Plans is hereby instructed to vote in the manner described herein or, if no direction is made, to vote “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, "AGAINST" the shareholder proposal relating to repeal of the classified Board of Directors, and in the trustee’s discretion on any other matter presented at the meeting.
This Voting Instruction Card will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.
I hereby authorize Fidelity Management Trust Company, as Trustee under the Savings Plans, to vote the full shares of Belo common stock credited to my plan account at the 2010 Annual Meeting in accordance with instructions given above. The Trustee has appointed BNY Mellon Shareowner Services as agent to tabulate the votes.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

YOUR VOTING INSTRUCTION CARD FOR BELO CORP. SHARES
HELD IN YOUR SAVINGS PLAN ACCOUNT IS ATTACHED BELOW
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/blc
▼   FOLD AND DETACH HERE   ▼
VOTING INSTRUCTIONS TO
FIDELITY MANAGEMENT TRUST COMPANY (“Fidelity”) as
Trustee of the Belo Savings Plan and of the separate
A. H. Belo Savings Plan maintained by A. H. Belo Corporation
(the “Savings Plans”)
Belo Corp. Annual Meeting of Shareholders – To be held May 11, 2010
TO PARTICIPANTS IN THE SAVINGS PLANS:
As a participant in one of the Savings Plans, you may instruct Fidelity, as the trustee of each of the Savings Plans, how to vote the shares of Belo Corp. (“Belo”) common stock allocated to your plan account at the 2010 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of Belo common stock credited to your plan account as of March 17, 2010. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.
If Fidelity has not received your voting instructions by May 9, 2010, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to your plan. If you sign, date, and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors, and in Fidelity’s discretion on any other matter presented at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)